UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2018

Voltari Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-55419	90-0933943
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, Suite 4700
New York, NY 10153

(Address of Principal Executive Offices, including Zip Code)

(212) 388-5500
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Upon the closing of the sale of the Property (as defined below), on April 23, 2018, Voltari Corporation (the “Company”), through its wholly owned subsidiary, Voltari Real Estate Holding LLC, a Delaware limited liability company (the “Purchaser”) entered in to a triple net lease (the “Lease”) with The McClatchy Company, a publicly traded Delaware Company and an affiliate of the Seller (as defined below) (“McClatchy”).

The Lease has an initial term of fifteen years, with three five-year extension options (collectively, the “Term”). During the Term, in addition to rent, McClatchy is responsible for the payment of all real estate taxes, utilities, tenant’s insurance and other property related costs, and the maintenance of the Property and its premises. The initial average annual rental income for the Property is approximately $1,613,000 (the “Base Rent”). On each of the fifth (5th) and tenth (10th) anniversaries of the commencement date of the Lease, the Base Rent will be increased by ten percent (10%) above the then current Base Rent.

The foregoing description of the Lease is not complete and is qualified in its entirety by reference to the Lease, which is attached as Exhibit10.1 hereto incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 23, 2018, the Company, through its wholly owned subsidiary, Purchaser, completed its previously announced acquisition of a real estate parcel in Columbia, South Carolina (the “Property”) from The State Media Company, a South Carolina corporation (the “Seller”), pursuant to the terms of that certain purchase and sale agreement, dated as of January 19, 2018, as amended on February 26, 2018, March 29, 2018 and April 6, 2018 (the “Purchase Agreement”), between Purchaser and Seller, for a purchase price of $16,625,000, excluding costs, which was paid using cash on hand and borrowings under the Company’s revolving note with Koala Holding LP, an affiliate of Mr. Carl C. Icahn, the Company’s controlling stockholder. Borrowings under the revolving note bear interest at a rate equal to the LIBOR rate (as defined therein) plus 200 basis points, per annum, subject to a maximum rate of interest of 3.75%, per annum.

The disclosure set forth above in Item 1.01 is incorporated by reference into this Item 2.01.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibits 10.2 through 10.5 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of the Business Acquired.

Refer to http://investors.mcclatchy.com/phoenix.zhtml?c=87841&p=irol-sec for the financial statements of the tenant.

(b) Pro Forma Financial Information.

Refer to http://investors.mcclatchy.com/phoenix.zhtml?c=87841&p=irol-sec for the financial statements of the tenant.

(d) Exhibits.

10.1	Triple Net Lease, dated as April 23, 2018, by and between Voltari Real Estate Holding LLC and The McClatchy Company.

10.2
Purchase and Sale Agreement, dated as of January 19, 2018, by and between The State Media Company and Voltari Real Estate Holding LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report filed January 23, 2018, File No. 000-55419).

10.3
First Amendment to Purchase and Sale Agreement, dated as of February 26, 2018, by and between The State Media Company and Voltari Real Estate Holding LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report filed March 2, 2018, File No. 000-55419).

10.4
Second Amendment to Purchase and Sale Agreement, dated as of March 29, 2018, by and between The State Media Company and Voltari Real Estate Holding LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report filed April 4, 2018, File No. 000-55419).

10.5
Third Amendment to Purchase and Sale Agreement, dated as of April 6, 2018, by and between The State Media Company and Voltari Real Estate Holding LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report filed April 9, 2018, File No. 000-55419).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLTARI CORPORATION

Date: April 23, 2018	By:	/s/ Kenneth Goldmann
Kenneth Goldmann
Principal Executive Officer